Contact: Susan B. Railey                                 EXHIBIT 99.1
         (301) 468-3120
         Sharon Bramell                     FOR IMMEDIATE RELEASE
         (301) 231-0351


                      AIM 85 DECLARES MONTHLY DISTRIBUTION
                         FOR APRIL OF TWO CENTS PER UNIT



                           ---------------------------


     ROCKVILLE, MD, April 21, 2004 -- (AMEX/AII) The general partner of American Insured Mortgage Investors - Series 85, L.P. (AIM 85) today declared the monthly distribution for April 2004 in the amount of two cents per unit regular cash flow. Holders of record on April 30, 2004 will receive this amount as part of the second quarter distribution which will be paid on August 2, 2004.


     Record dates for the AIM 85 distributions occur at the end of each month. Distributions are paid approximately one month after the end of each calendar quarter and include the three amounts declared during the quarter.

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